EXHIBIT 99.1

The following press release was issued as of July 17, 2003 and is being furnished in accordance with the requirements of Item 12 of Form 8-K.

FOR IMMEDIATE RELEASE

eUniverse Announces Unaudited Results for Fiscal Year 2003;

Provides Preliminary Outlook and Business Update for Fiscal Year 2004

Focused Business Strategy, Operational Reorganization

Lays Groundwork for Continued Growth

LOS ANGELES – July 17, 2003 – eUniverse (Nasdaq: EUNIE), the leading interactive entertainment network today announced an update on fiscal year 2003 financials, guidance for fiscal year 2004, and an outline of the Company’s current business strategy.

Fiscal Year 2003 Update

As previously announced, eUniverse and its independent auditors are currently reviewing the Company’s previously reported fiscal year 2003 financial reports. eUniverse’s fiscal year ends on March 31st. All statements herein for fiscal year 2003 represent current expectations and are based on preliminary, unaudited results.

For the fourth quarter ending March 31, 2003, eUniverse expects revenue to be between $20 million and $21 million. The company also expects to report a pre-tax operating loss for the fourth quarter ending March 31, 2003 of between $2.5 million and $3.5 million. The Company attributes its fourth quarter operating performance to several factors including: lower than expected returns on media spending, higher than expected product returns, significant receivable collection issues at the recently discontinued UltraConversion operating unit, inefficiencies in the Company’s supply chain operations, and a sluggish consumer environment.

For the fiscal year 2003, the Company’s initial financial results include revenue of between $66 million and $67.5 million. The Company expects pre-tax operating profit of between $.1 million and $.4 million. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the fiscal year 2003 were approximately $3.7 million.

The resolution of the accounting for the Company’s net operating loss carry-forward, that will be determined in conjunction with the ongoing fiscal year 2003 audit, may have a positive impact on the Company’s fourth quarter and fiscal year 2003 results.

The full year fiscal 2003 preliminary unaudited results include restatement adjustments that negatively impact revenue by approximately $2.4 million to $2.6 million and net income by $4.5 million to $5.5 million for the previously reported first three quarters of the fiscal year. For the nine months ended December 31, 2002, the Company had previously reported net income of $7.8 million. To date, the majority of the impact of the restatement appears to be in the third quarter of 2003. During that period the Company grew rapidly while simultaneously trying to absorb and integrate the acquisition of a sizable e-commerce company, ResponseBase. However, prior periods continue to be subject to review.

“Our fiscal year 2003 results combined with our financial reporting and operating issues are extremely disappointing,” said Brad Greenspan, Chairman and CEO of eUniverse. “Our rapid growth overwhelmed our internal systems and we significantly miscalculated the capabilities of our underlying business infrastructure and resources during the latter half of fiscal year 2003. To address these issues we have undertaken a reengineering initiative designed to substantially enhance the financial and operational resources, systems, and controls of the Company. This initiative will provide us with greater organizational alignment and stronger internal processing controls throughout Company. This initiative is expected to be completed in the early part of the third quarter of our current fiscal year. It is also our intention after the initiative is completed, to be an early adopter of the internal control attestation requirements of the Sarbanes-Oxley Act of 2002.”

As previously announced, the Company delayed the filing of its annual report on Form 10-K for fiscal 2003 to address the review of accounting matters. In addition, as previously disclosed, the Company’s common stock is subject to a delisting hearing on July 31, 2003, before the Nasdaq Listings Qualification Panel as a result of its failure to provide necessary financial information to the market in a timely manner. eUniverse intends to make its annual and restated filings as soon as practicable, but cannot state with certainty when such filings will occur.

Fiscal Year 2004 Outlook

For the first quarter of fiscal year 2004, ended June 30, 2003, eUniverse expects to report revenue of between $16 million and $17 million, which represents growth of approximately 40 to 45 percent over the same quarter of the prior fiscal year. The Company expects to report a small operating loss in the quarter. However, exclusive of nonrecurring charges, the Company expects that it would have reported positive operating income.

For fiscal year 2004, the Company is forecasting revenue growth of approximately 13% to 15% over its preliminary unaudited fiscal year 2003 results with revenues of approximately $75 million to $80 million. Operating income for fiscal year 2004 is forecasted to fall within a range of $3.0 million to $3.5 million. Nonrecurring expenses arising from the Company’s reorganization and previously announced restatement process for fiscal year 2003 are expected to be approximately $2.5 million to $3.0 million. Before these nonrecurring expenses, the Company is forecasting operating income for fiscal year 2004 of approximately $5.5 million to $6.0 million. The Company believes operating income before nonrecurring charges relating to the restatement and reorganization process provides investors with a useful measure of the Company’s projected underlying performance for the period.

Operational Reorganization

Starting in the first quarter of fiscal year 2004, eUniverse initiated, and has largely completed, significant steps to streamline the Company’s operating structure and accelerate top line growth. These actions are expected to result in an annual savings of more than $6 million.

■	The Company consolidated its core properties to gain greater scale and also closed four of its under-performing business lines: Ultraconversions, FitnessHeaven, MegaLottoClub and FamilyCareAdvantage.

■	The Company also reduced headcount by approximately 20 percent.

Business Focus

eUniverse’s focus in fiscal 2004 and going forward is expected to be primarily directed toward growing and leveraging its assets in the most dynamic growth areas of its network: Online Entertainment, Online Gaming, and E-commerce.

Online Entertainment

■	The eUniverse Network includes diversionary entertainment properties such as the newly launched Self Network (www.selfnetwork.com)

■	Currently, the eUniverse Network, a monthly Top 20 property in the United States, according to Nielsen//NetRatings, attracts approximately 20 million web users per month.

■	The Company will focus on both growing its overall audience and diversifying its programming to reach other compelling demographics.

Online Gaming

■	eUniverse’s GameUniverse division, which includes popular properties for online gaming leagues such as Cases Ladder (www.casesladder.com) and Skilljam (www.skilljam.com), the pay-to-play skilled gaming leader.

■	Currently, these online gaming properties collectively have more than 7 million registered users.

■	In 2004, GameUniverse will look to expand through additional partnerships and new gaming offerings.

E-commmerce

■	eUniverse, in similar fashion to offline leaders QVC and Home Shopping Network, sells compelling and timely products that generate impulse purchases online such as digital cameras and health and nutrition products.

■	In May, eUniverse’s e-commerce properties were visited by over 6.2 million unique visitors, ranking the network’s aggregate shopping traffic as 8th largest e-commerce property according to Nielsen// Netratings’ “Multi-Category Commerce” Ranking.

■	In 2004, eUniverse will look to form partnerships with offline companies that own compelling products and can instantly make use of eUniverse’s sophisticated technology, experience, and audience reach.

“Our highest priority during the last few months has been to do what is necessary to refocus our business to achieve solid growth in revenue, net income and cash flow during fiscal year 2004,” said Brad Greenspan, Chairman and CEO of eUniverse. “We believe our restructuring initiative combined with steps we have taken to reorganize our operations should enable the Company to move forward with a stronger and more efficient operating base.”

About eUniverse

eUniverse, Inc. (www.euniverse.com) is the leading interactive entertainment network. Focusing on diversionary entertainment, the network is consistently ranked as a top 15 Internet property according to Nielsen//NetRatings. The eUniverse network includes Flowgo (www.flowgo.com), the largest entertainment Web site according to Nielsen//NetRatings; comedy site Madblast (www.madblast.com); dating site Cupid Junction (www.cupidjunction.com); and one of the largest e-mail newsletter networks, delivering entertaining and informative content to more than 50 million opt-in subscribers with such titles as Infobeat, IntelligentX and GossipFlash.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” or “anticipates” or the negative thereof. Such statements are subject to certain risks, uncertainties and assumptions about our business. No assurances can be given that the future results or events covered by such forward-looking statements will be achieved. The factors which could cause actual results or events to differ materially from those suggested by any such statements include, but are not limited to, those discussed or identified from time to time in the Company’s public filings with the Securities and Exchange Commission and also may include risks or uncertainties associated with, among others: the slower spending environment for advertising sales; the actual increases in demand by customers for eUniverse’s products and services; changes in governmental or Internet Service Provider regulations and policies affecting commercial electronic communications; general economic conditions; risks related to the integration of acquisitions; the ability to locate and retain qualified personnel; the risk that the Company may encounter difficulties in connection with, or not experience benefits from, internal expansion; the risk that the Company’s reorganization efforts may not result in anticipated savings; the possibility that the Company’s internal review of its historical financial statements, or the investigation by the Audit Committee of the Company’s Board of Directors of the matters surrounding the Company’s previously disclosed restatement and accounting issues, uncovers additional issues or results in a determination to further restate our financial statements; the possibility that Nasdaq will decline to grant the Company’s request for continued listing; the outcome of an informal inquiry by the Securities and Exchange Commission in connection with the restatements; the outcome of litigation that has been filed in connection with the restatements; the possibility that stockholders or regulatory authorities may initiate additional proceedings against the Company or our officers and directors as a result of the restatements; and the level of professional fees and expenses incurred by the Company in connection with its aforementioned accounting review and regulatory and litigation proceedings. The preceding matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

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